October 28, 2004

Mr. Barry A. Posner
Executive Vice President and
   General Counsel
MIM Corporation
100 Clearbrook Road
Elmsford, NY 10523

Re:     Employment Agreement

Dear Barry:

Reference is made to the Employment Agreement, dated as of March 1, 1999, by and between MIM Corporation, a Delaware corporation, and yourself (as amended to date, the "Employment Agreement"). This letter shall serve to further amend the Agreement, effective as of the date hereof, on the following terms and conditions:

           1.            Capitalized terms used herein and not defined herein shall have the meanings given to those terms in the Agreement.

           2.             Section 5.2(a) of the Employment Agreement is hereby amended to read in its entirety as follows:

           "For purposes of this Agreement, "Good Reason" shall mean the existence of any one or more of the following conditions that shall continue for more than 45 days following written notice thereof by the executive to the Company: (i) the material reduction of the Executive's authority, duties and responsibilities, or the assignment to the Executive of duties materially inconsistent with the Executive's position or positions with the Company; (ii) the Company's material and continuing breach of this Agreement; (iii) the reduction of your then current annual salary rate, without your consent or (iv) the relocation of Executive's principal location of employment more than 50 miles from Executive's current site without Executive's consent.

           3.            This letter also confirms our agreement that if the Employment Agreement is not renewed by the Company (or any successor) upon expiration of the Term, such non-renewal shall be deemed a termination of your employment without cause. In such event you shall be entitled to receive the termination benefits set forth in Section 5.2(b) of the Employment Agreement, except that the period during which you shall be entitled to receive continuation of your Annual Salary as set forth in Section 5.2(b)(ii) shall be for a period of one (1) year from the date of termination.

           4.            Except as modified hereby, the Agreement shall remain unmodified and in full force and effect

          5.           This letter amendment shall be construed in accordance with, and its interpretation shall otherwise be governed by, the laws of the State of New York, without giving effect to otherwise applicable principles of conflicts of law.

Kindly signify your agreement to the foregoing by signing below and forward an executed copy to me for our files.

Sincerely,

MIM Corporation

By: /s/ Richard H. Friedman
       Richard H. Friedman

Agreed and Accepted as of
the 28th day of October, 2004:

/s/ Barry A. Posner
Barry A. Posner